Exhibit 99.1

CONTACT:	Robert Atkinson, Tween Brands,
Phone 614-775-3739
William May Leaving C.O.O. Post at Tween Brands
Kenneth Stevens Joins Company as President and C.O.O.
  NEW ALBANY, Ohio; January 22, 2007 –Michael Rayden, Chairman and Chief Executive Officer of Tween Brands, Inc. (NYSE:TWB), today announced changes in the company’s executive leadership team. William E. May, Jr. the company’s Executive Vice President and Chief Operating Officer is leaving the company effective January 22, 2007. Kenneth T. Stevens is joining Tween Brands as President and Chief Operating Officer effective January 29, 2007.
“All of us at Tween Brands appreciate the invaluable contribution that Bill May has made to the company’s success,” said Mr. Rayden. “We wish him well in his pursuit of his personal and career goals.”
“I have enjoyed working with the Board of Directors, management and all the associates at Tween Brands over the past three years,” said Mr. May. “I am looking forward to pursuing an opportunity in the future that will be as equally challenging and rewarding as I have enjoyed at Tween Brands.”
The company plans to record a one-time after-tax charge of $0.02 to $0.03 per diluted share for the fourth quarter ending February 3, 2007 in recognition of the costs of Mr. May’s separation agreement.
Commenting on Mr. Stevens appointment as President and Chief Operating Officer, Mr. Rayden commented, “Ken Stevens brings to Tween Brands a distinguished and valued track record of success in a number of industries, including retail, marketing, financial services and consumer brands. He is a great addition to our executive team.”
In his role as President and Chief Operating Officer of Tween Brands, Mr. Stevens will be responsible for finance, legal, real estate and store planning, information technology and logistics, and loss prevention. The presidents of Tween Brands’ Limited Too and Justice divisions and its marketing agency will continue to report to Mr. Rayden, as well as the company’s human resources and sourcing, technical design and brand compliance senior executives.
Kenneth Stevens, 54, retired from Limited Brands, Inc. in August 2006, where he had most recently served as executive vice president and chief financial officer. During his tenure at Limited Brands, Mr. Stevens also served as CEO of the Express division and first, chief operating officer and then president of Bath and Body Works. Mr. Stevens also served as chairman and chief executive officer of Banc One’s Retail Group and previously held executive positions of increasing responsibility at PepsiCo, Inc. and General Mills, Inc. He was also a partner at McKinsey & Company, Inc., serving as co-leader of the consulting firm’s West Coast consumer practice.
Mr. Stevens currently serves on the board of directors at Spartan Stores, Inc. and is a member of the President’s Council of Davidson College.
About Tween Brands
Tween Brands is a leading specialty retailer for tween (ages 7 to 14) girls. At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween girls. Limited

Too currently operates 572 stores in 46 states and Puerto Rico, and has a select number of international franchised stores. Limited Too publishes a catazine coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering moderately-priced sportswear, key accessories and lifestyle items in predominantly off-the-mall store sites. Justice also publishes a catazine for its tween customers and currently operates 159 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s financial performance for the fiscal 2006 fourth quarter, within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for the fourth quarter 2006 to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company Home Page: www.tweenbrands.com
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